Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			Cameco Corporation

Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-29

Reporting Entity ESTMA Identification Number	E886600

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the
ESTMA
, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Heidi Shockey				Date	2026-05-29
Position Title	Senior Vice-President and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name		Cameco Corporation				Currency of the Report			CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

Canada	national government of Canada		68,980,000		5,890,000					74,870,000	Payments for Corporate taxes and regulatory oversight. Departments include Receiver General † , Canadian Nuclear Safety Commission (CNSC), Industry Canada, & Environment Canada.

Canada -Saskatchewan	the province of Saskatchewan		9,170,000	182,820,000	5,170,000					197,160,000	Payments for property taxes, royalties, highway maintenance, and regulatory oversight. Departments include Ministry of Economy, Ministry of Finance, Ministry of Government Relations, Ministry of Environment, Ministry of Highways & Infrastructure.

Canada -Ontario	the province of Ontario	Ministry of Finance			50,000					50,000	Payments for mandatory hoist rope testing

Canada -Saskatchewan	Athabasca Community Trust				4,720,000					4,720,000	Payments to the trust are attributed to Black Lake Denesuline First Nation, Fond du Lac Denesuline First Nation, Hatchet Lake Denesuline First Nation, northern hamlet of Stony Rapids, northern settlement of Wollaston Lake, northern settlement of Uranium City, and northern settlement of Camsell Portage.

Canada -Saskatchewan	English River First Nation				1,450,000					1,450,000	Payments are comprised of contributions stipulated in collaboration agreements with the community. These include payments directly to the community and to a community-owned contractor and consultant. Some payments are made to support the building and maintenance of community facilities

Canada -Saskatchewan	Lac La Ronge Indian Band Community Trust				770,000					770,000	Payments based on the collaboration agreement, including funding for education and community liaison. The trust is attributed to the communities of Grandmother’s Bay, Hall Lake, La Ronge, Little Red River, Stanley Mission, and Sucker River

Canada -Saskatchewan	northern village of Pinehouse				2,110,000					2,110,000	Payments are mostly comprised of contributions stipulated in collaboration agreements with the community. These include payments directly to the community and to a community-owned contractor. Some payments are made to support the building and maintenance of community facilities

Canada -Saskatchewan	Six Rivers Fund				100,000					100,000	Trust fund to benefit indigenous communities in Northern Saskatchewan. Money is granted to projects to support youth, education, health & wellness, and sports & recreaction.

United States of America	national government of United States of America				1,870,000					1,870,000	Departments include Nuclear Regulatory Commission, Bureau of Land Management, Department of Agriculture. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.41 CAD/USD).

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name		Cameco Corporation				Currency of the Report			CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

United States of America	the state of Wyoming			100,000	430,000					530,000	Departments include Department of Environmental Quality,Office of State Lands and Investments, Department of Revenue, Secretary of State. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.41 CAD/USD)

United States of America	the state of Nebraska				110,000					110,000	Departments include Department of Environmental Quality, Board of Education, Department of Health & Human Services. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.41 CAD/USD)

United States of America	the municipality of Campbell County		250,000							250,000	Wyoming county authority (North Butte). Payments for property taxes & licence fees. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.41 CAD/USD)

United States of America	the municipality of Converse County		540,000		40,000					580,000	Wyoming county authority (Smith Ranch-Highland). Payments for property taxes & licence fees. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.41 CAD/USD)

United States of America	the municipality of Dawes County		90,000		10,000					100,000	Nebraska county authority (Crow Butte). Payments for property taxes & licence fees. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.41 CAD/USD)

United States of America	the municipality of Fremont County		10,000							10,000	Wyoming county authority (Gas Hills). Payments for property taxes. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

Australia	Government of Western Australia	Department of Mines & Petroleum			250,000					250,000	Payments for regulatory oversight. Transaction occurred in AUD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $0.90 CAD/AUD)

Australia	Western Desert Lands Aboriginal Corp				50,000					50,000	Payments to the holding corporation are attributed to the Martu peoples. Transaction occurred in AUD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $0.90 CAD/AUD)
Additional Notes:

As required by Canada’s Extractive Sector Transparency Measures Act (ESTMA), Cameco has reported to the Canadian government payments made to governments in Canada, the United States, and Australia. These payments include royalties, taxes and fees paid during a year by Cameco and its subsidiaries to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals and does not include post-
extraction activities, such as refining, processing, marketing, distribution, transportation or export.

†
Income taxes paid to the Receiver General (Government of Canada) relates to both exploration and extraction of minerals, as well as post-extraction activities. As a result, these payments are not fully attributable to extractive activities. Additionally, our 2025 payments are expected to be refunded in future periods and have been recorded as a receivable in the Company’s financial statements (see note 10 to Cameco’s annual consolidated financial statements for the year ended December 31,
2025).

1
Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2
Department, Agency, Etc.

3
When payments are made
in-kind,
the notes field must highlight which payment includes
in-kind
contributions and the method for calculating the value of the payment.

Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name			Cameco Corporation			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name 1	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

Canada -Saskatchewan	Cameco Corporation	68,980,000	182,820,000	9,160,000					260,960,000	income taxes † , corporate royalties & colloboration agreements that are not assigned/attributed to a specific project

Canada -Saskatchewan	Key Lake	1,200,000		4,430,000					5,630,000	property taxes & regulatory fees (100% of payments reported, Cameco ownership 83.3%)

Canada -Saskatchewan	McArthur River	2,620,000		2,250,000					4,870,000	property taxes & regulatory fees (100% of payments reported, Cameco ownership 69.8%)

Canada -Saskatchewan	Cigar Lake	5,010,000		2,300,000					7,310,000	property taxes & regulatory fees (100% of payments reported, Cameco ownership 54.5%)

Canada -Saskatchewan	Rabbit Lake	340,000		1,950,000					2,290,000	property taxes & regulatory fees

Canada -Saskatchewan	Exploration			160,000					160,000	claim staking and maintenance fees

United States of America	Crow Butte Resources	90,000		1,110,000					1,200,000	property taxes & regulatory fees Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payment (Avg. $1.40 CAD/USD)

United States of America	Power Resources Inc	810,000	100,000	1,350,000					2,260,000	property taxes, regulatory fees, claims fees & lease payments Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payment (Avg. $1.40 CAD/USD)

Australia	Cameco Australia		.	300,000					300,000	regulatory oversight and community based payments Transaction occurred in AUD$, converted to CAD$ at the exchange rate existing at time of payment (Avg. $0.90 CAD/AUD)

Additional Notes 3 :	As required by Canada’s Extractive Sector Transparency Measures Act (ESTMA), Cameco has reported to the Canadian government payments made to governments in Canada, the United States, and
Australia. These payments include royalties, taxes and fees paid during a year by Cameco and its subsidiaries to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals and does not include post-extraction activities, such as refining, processing, marketing, distribution, transportation or export.

†
Income taxes paid to the Receiver General (Government of Canada) relates to both exploration and extraction of minerals, as well as post-extraction activities. As a result, these payments are not fully attributable to extractive activities. Additionally, our 2025 payments are expected to be refunded in future periods and have been recorded as a receivable in the Company’s financial statements (see note 10 to
Cameco’s annual consolidated financial statements for the year ended December 31, 2025).

1
Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.

3
Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.